EXHIBIT 99.1

TTM Technologies, Inc. Reports First Quarter 2012 Results

SANTA ANA, Calif., May 1, 2012 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the first quarter 2012, which ended March 26, 2012.

First Quarter 2012 Highlights

  Net sales were $300.5 million
  GAAP net income attributable to stockholders was $12.6 million, or $0.15 per diluted share
  Non-GAAP net income attributable to stockholders was $18.8 million, or $0.23 per diluted share
  Gross margin was 18.8 percent

Financial Results

Net sales for the first quarter decreased to $300.5 million from $361.5 million in the fourth quarter.

Operating income for the first quarter increased to $21.8 million compared to operating income of $17.6 million in the fourth quarter. Included in operating results for the fourth quarter of 2011 was a non-cash goodwill impairment charge of $15.2 million at the company's backplane assembly plant in Shanghai, China.

GAAP net income attributable to stockholders for the first quarter was $12.6 million, or $0.15 per diluted share, compared to net income attributable to stockholders of $11.2 million, or $0.14 per diluted share, for the fourth quarter.

On a non-GAAP basis, net income attributable to stockholders for the first quarter was $18.8 million, or $0.23 per diluted share. This compares to non-GAAP net income attributable to stockholders of $31.2 million, or $0.38 per diluted share, in the fourth quarter.

Adjusted EBITDA, which adds back asset impairments, for the first quarter was $46.4 million, or 15.4 percent of net sales, compared to adjusted EBITDA of $60.2 million, or 16.6 percent of net sales, for the fourth quarter.

"We achieved first quarter gross margin and net income in line with our guidance, despite lower than expected revenue. A more favorable product mix combined with consistent execution helped overcome the negative leverage that comes with decreased revenue and contributed to the solid gross margin performance," said Kent Alder, President and CEO of TTM. "In addition to normal seasonality, our top line was impacted by weaker demand in the telecom infrastructure and cellular phone markets."

"Our ability to produce the most complex PCBs continues to differentiate TTM from our competitors. Advanced HDI PCBs, which are used in high-growth products such as touchpad tablets and smartphones, continued to represent a growing portion of our product mix."

"Based on our qualification work with customers, we remain optimistic about the second half of the year," concluded Alder.

Business Outlook

For the second quarter, TTM estimates revenue will be in the range of $320 million to $340 million, GAAP earnings attributable to stockholders in a range from $0.10 to $0.19 per diluted share and non-GAAP earnings attributable to stockholders in a range from $0.18 to $0.27 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call and webcast to discuss the first quarter 2012 results and the second quarter outlook on Tuesday, May 1, 2012, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing domestic 1-877-941-8631 or international 1-480-629-9643. The conference also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The webcast will be available for replay until May 7, 2012, on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's ability to integrate and manage its Asia Pacific operations, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

- Tables Follow -

TTM Technologies, Inc. Reports First Quarter 2012 Results

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2012	2011	2011

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 300,499	$ 342,801	$ 361,460
Cost of goods sold	244,021	260,875	290,082

Gross profit	56,478	81,926	71,378

Operating expenses:
Selling and marketing	8,622	9,033	9,867
General and administrative	22,135	23,051	24,178
Amortization of definite-lived intangibles	3,916	4,158	4,517
Impairment of goodwill	--	--	15,184
Total operating expenses	34,673	36,242	53,746

Operating income	21,805	45,684	17,632

Interest expense	(6,417)	(6,291)	(6,795)
Interest income	132	197	159
Other, net	1,455	780	2,692

Income before income taxes	16,975	40,370	13,688
Income tax provision	(4,643)	(11,282)	(1,328)

Net income	12,332	29,088	12,360

Net loss (income) attributable to noncontrolling interest	263	(1,965)	(1,190)
Net income attributable to stockholders	$ 12,595	$ 27,123	$ 11,170

Earnings per share attributable to stockholders:
Basic	$ 0.15	$ 0.34	$ 0.14
Diluted	$ 0.15	$ 0.33	$ 0.14

Weighted average common shares:
Basic	81,413	80,696	81,336
Diluted	82,228	82,304	81,988

SELECTED BALANCE SHEET DATA
	March 26, 2012	December 31, 2011
Cash and cash equivalents	$ 223,764	$ 196,052
Accounts and notes receivable, net	293,739	316,568
Inventories	133,320	129,430
Total current assets	681,300	671,534
Property, plant and equipment, net	789,985	766,800
Other non-current assets	300,115	310,735
Total assets	$ 1,771,400	$ 1,749,069

Short-term debt, including current portion long-term debt	$ 120,952	$ 120,882
Accounts payable	171,153	185,906
Total current liabilities	417,237	437,140
Debt, net of discount	387,449	368,518
Total long-term liabilities	415,011	389,259
Noncontrolling interest	113,711	113,753
Total stockholders' equity	939,152	922,670
Total liabilities and stockholders' equity	$ 1,771,400	$ 1,749,069

SUPPLEMENTAL DATA
	First Quarter		Fourth Quarter
	2012	2011	2011
Gross margin	18.8%	23.9%	19.7%
Adjusted EBITDA margin	15.4	19.4	16.6
Operating margin	7.3	13.3	4.9

End Market Breakdown:
	First Quarter		Fourth Quarter
	2012	2011	2011

Aerospace/Defense	17%	16%	15%
Cellular Phone	10	9	14
Computing/Storage/Peripherals	24	27	20
Medical/Industrial/Instrumentation	10	8	8
Networking/Communications	32	34	33
Other	7	6	10

Stock-based Compensation:
	First Quarter		Fourth Quarter
	2012	2011	2011
Amount included in:
Cost of goods sold	$ 311	$ 216	$ 251
Selling and marketing	114	111	106
General and administrative	1,780	1,427	1,786
Total stock-based compensation expense	$ 2,205	$ 1,754	$ 2,143

Operating Segment Data:
	First Quarter		Fourth Quarter
Net sales:	2012	2011	2011
Asia Pacific	$ 171,758	$ 202,465	$ 218,448
North America	130,024	142,250	144,079
Total sales	301,782	344,715	362,527
Inter-segment sales	(1,283)	(1,914)	(1,067)
Total net sales	$ 300,499	$ 342,801	$ 361,460

Operating segment income:
Asia Pacific	$ 12,825	$ 33,077	$ 20,094
North America	12,896	16,765	2,055
Total operating segment income	25,721	49,842	22,149
Amortization of definite-lived intangibles	(3,916)	(4,158)	(4,517)
Total operating income	21,805	45,684	17,632
Total other expense	(4,830)	(5,314)	(3,944)
Income before income taxes	$ 16,975	$ 40,370	$ 13,688

RECONCILIATIONS[1]
	First Quarter		Fourth Quarter
	2012	2011	2011
Adjusted EBITDA reconciliation[2]:
Net income	$ 12,332	$ 29,088	$ 12,360
Add back items:
Income tax provision	4,643	11,282	1,328
Interest expense	6,417	6,291	6,795
Amortization of definite-lived intangibles	3,945	4,188	4,546
Depreciation expense	19,064	15,695	19,946
EBITDA	$ 46,401	$ 66,544	$ 44,975

Add back: Asset impairments	--	--	15,184
Adjusted EBITDA	$ 46,401	$ 66,544	$ 60,159

GAAP EPS excluding impairments reconciliation[3]:
GAAP net income attributable to stockholders	$ 12,595	$ 27,123	$ 11,170
Add back items:
Asset impairments	--	--	15,184
Income tax effects	--	--	(2,592)
GAAP net income, excluding impairments, attributable to stockholders	$ 12,595	$ 27,123	$ 23,762

GAAP earnings per diluted share, excluding impairments, attributable to stockholders	$ 0.15	$ 0.33	$ 0.29

Non-GAAP EPS reconciliation[4]:
GAAP net income attributable to stockholders	$ 12,595	$ 27,123	$ 11,170
Add back items:
Amortization of definite-lived intangibles	3,945	4,188	4,546
Stock-based compensation	2,205	1,754	2,143
Non-cash interest expense	1,955	2,191	1,947
Impairments, restructuring and other charges	--	--	15,184
Income tax effects	(1,945)	(1,993)	(3,826)
Non-GAAP net income attributable to stockholders	$ 18,755	$ 33,263	$ 31,164

Non-GAAP earnings per diluted share attributable to stockholders	$ 0.23	$ 0.40	$ 0.38

[1] This information provides a reconciliation of EBITDA, adjusted EBITDA, GAAP net income (excluding impairments) attributable to stockholders, GAAP EPS (excluding impairments) attributable to stockholders, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

[2] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairments. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[3] This information provides GAAP net income attribututable to stockholders and GAAP EPS attributable to stockholders excluding asset impairments and related income tax effects.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairments, restructuring and other charges as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
CONTACT: Steve Richards, CFO
         714-327-3000